UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020 (May 28, 2020)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 521-4052
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to the Stock Purchase Agreement and Closing

As previously disclosed, on March 27, 2020, 1847 Asien Inc. (“1847 Asien”), a subsidiary of 1847 Holdings LLC (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the Company, Asien’s Appliance, Inc. (“Asien’s Appliance”) and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992 (the “Seller”), pursuant to which 1847 Asien agreed to acquire all of the issued and outstanding capital stock of Asien’s Appliance (the “Acquisition”).

On May 28, 2020, 1847 Asien, the Company, Asien’s Appliance and the Seller entered into Amendment No. 1 to the Purchase Agreement (the “Amendment”) to amend certain terms of the Purchase Agreement. Following entry into the Amendment, closing of the Acquisition was completed on the same day.

Pursuant to the terms of the Purchase Agreement, as amended by the Amendment, 1847 Asien agreed to acquire all of the issued and outstanding capital stock of Asien’s Appliance for an aggregate purchase price of $1,918,000, subject to adjustment as described below. The purchase price consists of (i) $233,000 in cash, (ii) the Amortizing Note (as defined below) in the aggregate principal amount of $200,000, (iii) the Demand Note (as defined below) in the aggregate principal amount of $655,000, and (iv) 415,000 common shares of the Company, having a mutually agreed upon value of $830,000 (the “Buyer Shares”).

The purchase price is subject to a post-closing working capital adjustment provision. On or before the 75th day following May 28, 2020 (the “Closing Date”), 1847 Asien shall deliver to the Seller an audited balance sheet as of the Closing Date (the “Final Balance Sheet”). If the net working capital reflected on the Final Balance Sheet (the “Final Working Capital”) exceeds the net working capital reflected on the unaudited balance sheet of Asien’s Appliance delivered to 1847 Asien on the Closing Date (the “Preliminary Working Capital”), 1847 Asien’s shall, within seven days, pay to the Seller an amount of cash that is equal to such excess. If the Preliminary Working Capital exceeds the Final Working Capital, the Seller shall, within seven days, pay to 1847 Asien an amount in cash equal to such excess, provided, however, that the Seller may, at its option, in lieu of paying such excess in cash, deliver and transfer to the Buyer a number of Buyer Shares that is equal to such excess divided by $2.00.

Pursuant to the Amendment, upon five calendar days written notice to the Seller and the transfer agent, from time to time during the one year period following the closing of the Acquisition, the Company shall have the right to repurchase any or all of the Buyer Shares then held by the Seller from the Seller for a purchase price of $2.50 per share.

Subordinated Amortizing Promissory Note

As noted above, a portion of the purchase price under the Purchase Agreement, as amendment by the Amendment, was paid by the issuance of a subordinated amortizing promissory note (the “Amortizing Note”) in the principal amount of $200,000 by 1847 Asien to the Seller. Interest on the outstanding principal amount will be payable quarterly at the rate of eight percent (8%) per annum. The outstanding principal amount of the Amortizing Note will amortize on a one-year straight-line basis in accordance with a specified amortization schedule, with all unpaid principal and accrued, but unpaid interest being fully due and payable on May 28, 2021.

The right of the Seller to receive payments under the Amortizing Note is subordinated to all indebtedness of 1847 Asien, whether outstanding as of the Closing Date or thereafter created, to banks, insurance companies and other financial institutions or funds, and federal or state taxation authorities.

The Amortizing Note contains customary events of default, including in the event of (i) non-payment, (ii) a default by 1847 Asien of any of their covenants under the Purchase Agreement, the Amortizing Note, or any other agreement entered into in connection with the Purchase Agreement, or a breach of any of their representations or warranties under such documents, or (iii) the bankruptcy of 1847 Asien.

Demand Promissory Note

As noted above, a portion of the purchase price under the Purchase Agreement, as amendment by the Amendment, was paid by the issuance by 1847 Asien to the Seller of a demand promissory note (the “Demand Note”) in the principal amount of $655,000 at an interest rate of one percent (1%) computed on the basis of a 360 day year. Principal and accrued interest on the Demand Note shall be payable 24 hours after written demand by the Seller.

The foregoing summary of the terms and conditions of the Purchase Agreement, the Amendment, the Amortizing Note and the Demand Note does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.1-10.4, which are incorporated herein by reference.

Management Services Agreement

On May 28, 2020, 1847 Asien entered into a Management Services Agreement (the “Offsetting MSA”) with the Company’s manager, 1847 Partners LLC (the “Manager”). The MSA is an Offsetting Management Services Agreement as defined in that certain Management Services Agreement, dated April 15, 2013, between the Company and the Manager (the “MSA”).

Pursuant to the Offsetting MSA, 1847 Asien appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of Adjusted Net Assets (as defined in the MSA) (the “Management Fee”); provided, however, that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the Management Fee to be paid by 1847 Asien for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the Management Fee paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the Management Fee paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the MSA (the “Parent Management Fee”) with respect to such fiscal quarter, then the Management Fee to be paid by 1847 Asien for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the Management Fee paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

1847 Asien shall also reimburse the Manager for all costs and expenses of 1847 Asien which are specifically approved by the board of directors of 1847 Asien, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Asien in connection with performing services under the Offsetting MSA.

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Asien’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Asien’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

The foregoing summary of the terms and conditions of the Offsetting MSA does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.5, which is incorporated herein by reference.

Agreement of Sale of Future Receipts

On May 28, 2020, 1847 Asien 1847 entered into an Agreement of Sale of Future Receipts (“Receipts Agreement”) with TVT Direct Funding LLC (“TVT”), pursuant to which, 1847 Asien and Asien’s Appliance agree to sell future receivables with a value of $685,000 (the “Sold Amount of Future Receipts”) to TVT for a purchase price of $500,000. 1847 Asien and Asien Appliance agree to deliver to TVT 20%, of its weekly future receipts, or approximately, $23,300, over the course of an estimated seven-month term, or such date when the Sold Amount of Future Receipts has been delivered to TVT. Asien Appliance used the proceeds from this sale to finance the Acquisition. In addition to all other sums due to TVT under the Receipts Agreement, 1847 Asien and Asien’s Appliance shall pay to TVT certain additional fees, including a one-time origination fees of $25,000.00 as reimbursement of costs incurred by TVT for financial and legal due diligence.

The TVT Loan Agreement contains customary events of default, including the occurrence of the following: (i) a violation by 1847 Asien or Asien’s Apliance of any term, condition or covenant in the Receipts Agreement other than as the result of Asien’s Appliance’s business to ceases its operations, (ii) any representation or warranty made by 1847 Asien or Asien’s Apliance is proven to have been incorrect, false or misleading in any material respect when made, and (iii) a default by 1847 Asien or Asien’s Apliance under any of the terms, covenants and conditions of any other agreement with TVT, if any.

The future payments under the TVT Agreement are secured by a subordinated security interest in all of the tangible and intangible assets of 1847 Asien and Asien’s Appliance. The TVT Agreement contains customary representations, warranties and covenants for an agreement of this type.

The foregoing summary of the terms and conditions of the Receipts Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.6, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Buyer Shares is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of Asien’s Appliance will be filed by an amendment to this Form 8-K within 75 calendar days of the Closing Date.

(b) Pro forma financial information

Pro forma financial information will also be filed by an amendment to this Form 8-K within 75 calendar days of the Closing Date.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement, dated March 27, 2020, by and among 1847 Holdings LLC, 1847 Asien Inc., Asien’s Appliance, Inc. and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992.
10.2	Amendment No. 1 to Stock Purchase Agreement, dated May 28, 2020, by and among 1847 Holdings LLC, 1847 Asien Inc., Asien’s Appliance, Inc. and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992
10.3	8% Subordinated Amortizing Promissory Note, dated May 28, 2020, issued by 1847 Asien Inc. to Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992.
10.4	Demand Promissory Note issued by 1847 Asien Inc. to Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992.
10.5	Management Services Agreement, dated May 28, 2020, by and between 1847 Asien Inc. and 1847 Partners LLC.
10.6	Agreement of Sale of Future Receipts, dated May 28, 2019, by and between 1847 Asien Inc., Asien’s Appliance, Inc. and TVT Direct Funding LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: June 3, 2020	/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer